UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2007

CHEETAH OIL & GAS LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-26907

(Commission File Number)

93-1118938

(IRS Employer Identification No.)

400 – 601 West Broadway, Vancouver, BC V5Z 4C2

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 871-4163

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2007, we signed a Letter Agreement with Kepis & Pobe Investments Inc. whereby Kepis & Pobe would, by way of farmin, earn a working interest in our Papua New Guinea petroleum prospecting licenses and petroleum retention licence comprising approximately 8,400,000 acres.

In consideration for the working interest, Kepis & Pobe will cooperate with our company to settle the approximately $13,500,000 in debts owing by our company and Kepis & Pobe will also pay 100% of the first $11,500,000 of the costs and expenses to conduct exploration and development work on the licenses to earn an undivided 90% working interest in the licenses. The Letter Agreement is to be replaced by a definitive formal agreement with 30 business days of the execution of the Letter Agreement.

Item 9.01 Financial Statements and Exhibits

10.1	Letter Agreement dated May 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD.

/s/ Georgina Martin

Georgina Martin

Director

Date: May 30, 2007

CW1228016.1